UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 10, 2018

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2018, the Board of Directors of Koppers Holdings Inc. (the “Company”) increased the size of the Board of Directors from eight to 11 directors and elected Traci Jensen, David L. Motley and Sonja M. Wilkerson as directors of the Company.  The committees on which Mmes. Jensen and Wilkerson and Mr. Motley will serve have not been determined. Mmes. Jensen and Wilkerson and Mr. Motley will receive compensation for their services as non-employee directors in accordance with the Company’s standard compensatory arrangement described in the Company’s definitive Proxy Statement for its 2018 Annual Meeting under the caption “Director Compensation” filed pursuant to Regulation 14A with the Securities and Exchange Commission on March 29, 2018. Pursuant to such compensatory arrangement Mmes. Jensen and Wilkerson and Mr. Motley each received an equity award of 1,768 shares of common stock upon election.

Ms. Jensen currently serves as Senior Vice President, Global Construction Adhesives, at H.B. Fuller Company, a global adhesives manufacturer based out of St. Paul, Minnesota, where Ms. Jensen has held various roles since 2009.  Mr. Motley is currently a General Partner with BlueTree Venture Fund, a venture fund based in Pittsburgh, Pennsylvania, and is also a director of F.N.B. Corporation, a public financial services corporation.  Ms. Wilkerson currently serves as the Senior Vice President, Human Resources, at Infinera Corporation, a vertically integrated packet-optical solutions provider, serving the largest network operators in the world.  Prior to her current position, Ms. Wilkerson served as Vice President, Human Resources, at Hewlett Packard Enterprise, and Director, Human Resources, at Cisco Systems.

Under the age restriction criteria of the company’s corporate governance guidelines, Cynthia A. Baldwin and T. Michael Young will be ineligible for re-election at our 2019 Annual Meeting and they will retire from the Board of Directors as of the 2019 Annual Meeting date.  It is anticipated that the size of the Board of Directors will be reduced from 11 to nine directors at such time.

The Company issued a press release on September 11, 2018 regarding the election of Mmes. Jensen and Wilkerson and Mr. Motley as directors.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.  The following exhibit is furnished herewith:

99.1	Press Release dated September 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2018

KOPPERS HOLDINGS INC.

By:	/s/ Steven R. Lacy
Steven R. Lacy
Chief Administrative Officer, General Counsel and Secretary